EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of Saba Software Inc. of our report dated June 21, 2001, with respect to the consolidated financial statements of Saba Software Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2001, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Palo Alto, California
July 18, 2002